Ex 10.1

Settlement AGREEMENT

This AGREEMENT, dated as of January 22, 2014 (the “Agreement”), is by and among Strategic Realty Trust, Inc., a Maryland corporation (the “Company”), Glenborough Property Partners, LLC, a Delaware limited liability company (“Glenborough”) and the persons and entities listed on Schedule A hereto (collectively, the “Coalition”).

RECITALS

WHEREAS, the Company has scheduled its 2013 annual meeting of stockholders for February 7, 2014 (as the same may be adjourned or postponed from time to time, the “2013 Annual Meeting”);

WHEREAS, the Company has filed a definitive Proxy Statement nominating Andrew Batinovich for election to the Company’s board of directors (the “Board of Directors”) as a Class I director at the 2013 Annual Meeting;

WHEREAS, the Coalition has filed a definitive Proxy Statement (the “Coalition Proxy Statement”) in connection with the 2013 Annual Meeting stating that the Coalition intends to (i) nominate Todd Spitzer for election to the Board of Directors as a Class I director at the 2013 Annual Meeting, in place of Mr. Batinovich; and (ii) make a proposal (the “Removal Proposal”) at the 2013 Annual Meeting to remove each of the other members of the Board of Directors (other than Mr. Spitzer) and replace the current Board of Directors with the following nominees: Dianne Costa, Jerome Hagley, Michael Karas and Marshall Karr (and direct Mr. Spitzer to appoint these individuals to the board); and

WHEREAS, the Company, Glenborough and the Coalition (collectively, the “Parties”) wish to avoid the cost, distraction and expense of a protracted proxy contest, and wish to enter into certain agreements related thereto, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the Parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.           Definitions.

“2014 Annual Meeting” means the next annual meeting of Company’s stockholders that is held after the 2013 Annual Meeting.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the 1934 Act.

“Associate” has the meaning set forth in Rule 12b-2 promulgated under the 1934 Act.

“Beneficially own” has the meaning set forth in the regulations included in Rule 13d-3 promulgated under the 1934 Act; provided, however, that any option, warrant, right, conversion privilege or arrangement to purchase, acquire or vote Company Voting Securities, regardless of the time period during or the time at which it may be exercised and regardless of the consideration paid, shall be deemed to give the holder thereof beneficial ownership of the Company Voting Securities to which it relates. Any Company Voting Securities that are subject to such options, warrants, rights, conversion privileges or other arrangements shall be deemed to be outstanding for purposes of computing the percentage of outstanding securities owned by such Person but shall not be deemed to be outstanding for purposes of computing the percentage of outstanding securities owned by any other Person.

“Company Voting Securities” means all classes of capital stock of the Company which are then entitled to vote generally in the election of directors and any securities exchanged for such classes of capital stock and any securities convertible into or exchangeable or exercisable for such classes of capital stock. For purposes of determining the amount or percentage of outstanding Company Voting Securities beneficially owned by a Person, and for purposes of calculating the aggregate voting power relating to such Company Voting Securities, securities that are deemed to be outstanding shall be included to the extent provided in the definition of “beneficially own.”

“Effective Time” means the date of this Agreement.

“1933 Act” means the Securities Act of 1933, as amended, and the regulations promulgated under such statute.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated under such statute.

“Person” means a natural person or any legal, commercial or governmental entity, including, but not limited to, a corporation, partnership, joint venture, trust, limited liability company, group acting in concert or any person acting in a representative capacity.

“Representatives” of a party means (i) the officers, directors or partners of such party or (ii) the employees, agents or advisors of such party acting on behalf of such party.

“SEC” means the Securities and Exchange Commission.

“Standstill Period” means the period commencing on the Effective Date of this Agreement and terminating on the earlier of: (i) June 30, 2016, (ii) upon notice by any member of the Coalition to the Company that it has elected to terminate the Standstill Period due to a material breach of Sections 2, 3, 5, 6.5, 9, 10 or 12 of this Agreement if such breach has not been, or cannot satisfactorily be, cured by the 15th day after notice of such breach or (iii) upon notice by the Company to the Coalition that it has elected to terminate the Standstill Period due to a material breach of Sections 6, 7 or 12 of this Agreement if such breach has not been, or cannot satisfactorily be, cured by the 15th day after notice of such breach.

“Stockholder” means a holder of the Company’s common stock, par value $0.01 per share.

2.           Board Composition and Related Matters.

2.1.          Concurrently herewith, (a) John B. Maier II shall resign from the Board of Directors, (b) the Company shall name Mr. Maier Chairman Emeritus of the Company for a period of one year and (c) Anthony Thompson shall resign from the Board of Directors. In exchange for Mr. Maier’s service as Chairman Emeritus, the Company shall pay $20,000 in October, 2014 to the John B. Maier II Children’s Irrevocable Trust, with Glenborough or one of its Affiliates remitting $10,000 to the Company (in cash or as an offset of fees otherwise due) to partially offset this Company expense.

2.2.          Concurrently with the resignation of John B. Maier II from the Board of Directors, the Company shall fill the vacancy created thereby by appointing Mr. Spitzer to the Board of Directors as a Class II director whose term shall expire at the 2014 Annual Meeting.

2.3.          Contemporaneously with his appointment as a member of the Board of Directors, the Board of Directors shall appoint Mr. Spitzer to serve (a) as the Chairman of the Board of Directors and (b) as Co-Chair of the Audit Committee of the Board of Directors (the “Audit Committee”).

2.4.          The Board of Directors shall remain four directors unless approved by (a) unanimous vote of all of the members of the Board of Directors or (b) Stockholder approved resolution. No new committees of the Board of Directors shall be established unless approved by unanimous vote of all of the members of the Board.

2.5.          The Parties acknowledge and agree that for so long as Mr. Spitzer shall serve as a member of the Board of Directors, he shall have all of the same legal rights, duties and obligations as the other directors of the Company in respect of their service as such under Maryland law. The Company shall provide Mr. Spitzer with the same indemnification agreement that it has provided to the other existing members of the Board of Directors.

2.6.          Concurrently herewith, the Special Committee of the Board of Directors shall be dissolved.

3.           Management Changes.

3.1.          Concurrently herewith, Mr. Batinovich shall resign as Chief Financial Officer of the Company.

3.2.          Immediately following the resignation of Mr. Batinovich from the position of Chief Financial Officer of the Company, the Board of Directors shall appoint Terri Garnick to serve as Chief Financial Officer of the Company.

4.           Broker-Dealer Advisory Committee.

4.1.          Concurrently herewith, the Company shall take all necessary and appropriate action and the Board of Directors shall adopt resolutions to create a Broker Dealer Advisory Committee (the “BDAC”) to consult with the Company.

4.2.          The Company shall invite each of Centaurus Financial Inc., J.P. Turner & Co., LLC, Independent Financial Group, LLC and Berthel Fisher & Co. to contribute a representative to serve on the BDAC. If any one of the foregoing broker-dealers cannot or will not contribute a representative to serve on the BDAC, the Company shall invite Newbridge Securities Corp. to contribute a representative to serve on the BDAC. The BDAC shall have a maximum of four members.

4.3.          If any of the members of the BDAC resign, or are unable or unwilling to serve on the BDAC, as the case may be, the Company shall invite the broker-dealer represented by such member to contribute a replacement representative to serve on the BDAC.

4.4.          Members of the BDAC shall be unpaid except for reimbursement of their reasonable travel costs in connection with the meetings referenced in Section 4.5.

4.5.          At least once per quarter, the BDAC shall have the opportunity to meet in person with the Company’s management. At least two times per year, the BDAC shall have the opportunity to present, in person, concerns or initiatives to the Board of Directors. The time and place of such meetings shall be determined by the Company after consultation with a representative of the BDAC.

5.           Changes to Bylaws and Articles of Incorporation.

5.1.          The Board of Directors has adopted, and delivered to the Coalition certified copies of, resolutions, which will be effective as of the Effective Time, that provide for the approval and adoption of the Third Amended and Restated Bylaws of the Company, attached hereto as Exhibit A.

5.2.          The Board of Directors has adopted, and delivered to the Coalition certified copies of, resolutions, which will be effective as of the Effective Time, that provide for the Company to opt out of the provisions of Sections 3-804(a), 3-804(b) and 3-805 of the Maryland General Corporation Law. Within one business day of the Effective Date, the Company shall file Articles Supplementary with the Secretary of State of Maryland to opt out of the provisions of Sections 3-804(a), 3-804(b) and 3-805 of the Maryland General Corporation Law.

5.3.          Unless unanimously opposed by all of the members of the Board of Directors, in connection with the 2014 Annual Meeting, the Board of Directors shall (a) recommend an amendment to the Company’s Articles of Incorporation to provide that directors may be removed without cause; (b) include such proposal in the Company’s proxy statement for the 2014 Annual Meeting; and (c) use reasonable efforts to seek Stockholder approval for such proposal, including soliciting proxies with respect thereto. Prior to the 2014 Annual Meeting, each of the members of the Board of Directors shall agree to resign upon the passage of a Stockholder resolution to remove such director without cause.

5.4.         Unless unanimously opposed by all of the members of the Board of Directors, in connection with the 2014 Annual Meeting, the Board of Directors shall (a) recommend: (i) an amendment to the Company’s Articles of Incorporation to provide that special meetings of Stockholders shall be called by the secretary of the Company upon the written request of the holders of shares entitled to cast not less than one-third of all the votes entitled to be cast at the meeting, which amendment shall be conditioned on Stockholder approval of the amendment referenced in the following clause (a)(ii), and (ii) an amendment to the Company’s Articles of Incorporation to provide that a quorum at a Stockholder meeting shall be the presence in person or by proxy of Stockholders entitled to cast at least one-third of all of the votes entitled to be cast at such meeting on any matter, which amendment shall be conditioned on Stockholder approval of the amendment referenced in the foregoing clause (a)(i); (b) include such proposals in the Company’s proxy statement for the 2014 Annual Meeting; and (c) use reasonable efforts to seek Stockholder approval for such proposals, including soliciting proxies with respect thereto.

5.5.         Unless unanimously opposed by all of the members of the Board of Directors, in connection with the 2014 Annual Meeting, the Board of Directors shall

a.           recommend that the Stockholders (i) elect to opt out of the provisions of Section 3-804(c) of the Maryland General Corporation Law at this time and to (ii) clarify the role of Independent Directors and Stockholders with respect to filling vacancies on the Board of Directors, in both cases by replacing the last paragraph of Section 7.1 of the Company’s Articles of Incorporation with the following:

Independent Directors shall nominate replacements for vacancies among board positions previously held or required to be held by Independent Directors except when such nominations are made by a stockholder.

b.           include such proposal in the Company’s proxy statement for the 2014 Annual Meeting; and

c.           use reasonable efforts to seek Stockholder approval for such proposal, including soliciting proxies with respect thereto.

6.           2013 Annual Meeting and 2014 Annual Meeting.

6.1.          The Coalition shall immediately cease, and shall cause all of their Affiliates to cease, any and all efforts with respect to the solicitation of proxies for the 2013 Annual Meeting. Promptly following the Effective Time, the Coalition shall notify the SEC that it is terminating its proxy contest with respect to the 2013 Annual Meeting.

6.2.          No member of the Coalition shall make any proposal from the floor at the 2013 Annual Meeting.

6.3.          No member of the Coalition shall vote or cause to be voted any proxies that may have been received pursuant to the Coalition Proxy Statement.

6.4.          The Coalition shall cease all support for the election of Mr. Spitzer to the Board of Directors as a Class I director at the 2013 Annual Meeting and for the Removal Proposal at the 2013 Annual Meeting. All members of the Coalition shall vote their shares in favor of Mr. Batinovich’s election at the 2013 Annual Meeting. If Mr. Batinovich is not elected at the 2013 Annual Meeting and is up for election at the 2014 Annual Meeting as a Class I director, the Coalition shall vote their shares in favor of Mr. Batinovich’s election at the 2014 Annual Meeting and shall publicly disclose their intention to vote for Mr. Batinovich. If requested by the Company, James Ronald King Sr. shall join in a press release announcing his intention to vote in favor of Mr. Batinovich’s election at the 2014 Annual Meeting and the reasons therefor.

6.5.          The Company shall take all of the following actions with respect to Mr. Spitzer’s nomination and election as a Class II director of the Company at the 2014 Annual Meeting: (a) at least 45 days prior to the first date on which a Stockholder may submit a proposal or nomination for the 2014 Annual Meeting pursuant to the Company’s amended and restated bylaws, the Board of Directors shall nominate Mr. Spitzer for election as a Class II director of the Company at the 2014 Annual Meeting and shall publicly announce such nomination; (b) the Board of Directors shall recommend that the Company’s Stockholders vote to elect Mr. Spitzer; (c) the Company shall include the foregoing recommendation in its proxy materials; (d)  the Company’s form of proxy shall solicit authority to vote for Mr. Spitzer; and (e) the Company shall use reasonable efforts to solicit proxies for the election of Mr. Spitzer, which efforts shall be equivalent to those used to elect any other Company nominee, if any, at the 2014 Annual Meeting. If Mr. Spitzer is unable or unwilling or ceases to serve as a director, the Coalition shall be entitled to designate a replacement that is independent of the Coalition and the Company (within the meaning of the New York Stock Exchange independence rules and within the meaning of the Company’s Articles of Incorporation) which shall be reasonably acceptable to the Board. The Board of Directors shall promptly appoint such replacement to the Board of Directors and all references in this Agreement to Mr. Spitzer shall be deemed to apply to his replacement.

6.6.          If any Person other than the Company or its Affiliates initiates any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the 1934 Act to vote any shares of Company stock with respect to any proposal for the election of Mr. Thompson or an Affiliate of Mr. Thompson as a director of the Company or that supports the rehiring of Mr. Thompson or his Affiliates as advisor or property manager or as an officer or employee of the Company, including a proposal for the nomination or election of a director candidate who publicly supports such hiring, the Coalition shall not publicly support such solicitation. If requested by the Company, Mr. King shall join in a press release acceptable to Mr. King that states Mr. King’s intention to vote in favor of the Company’s recommendations with respect to such solicitation and the reasons therefor, which press release shall not contain any disparaging or negative statements about Thompson National Properties, LLC or its Affiliates.

6.7.          After giving effect to the stock sale provided for in Section 9, neither Anthony Thompson nor Sharon Thompson (nor any Affiliates of either of them) shall acquire or beneficially own any Company Voting Securities.

7.           Standstill and Related Matters.

7.1.          Each of the members of the Coalition agrees that neither it nor any of its Affiliates will, without the written consent of the Company, directly or indirectly:

a.           form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the 1934 Act with respect to any Company Voting Securities, or deposit any Company Voting Securities in a voting trust or similar arrangement or subject any Company Voting Securities to any voting agreement or pooling arrangement;

b.           solicit proxies or written consents of Stockholders, or otherwise conduct any nonbinding referendum with respect to any Company Voting Securities, or make, or in any way participate in, any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated under the 1934 Act to vote any shares of Company stock with respect to any matter, or become a “participant” in any solicitation with respect to the Company (as such terms are defined or used under the 1934 Act) other than solicitations or acting as a “participant” in support of the Company’s proposals or nominees, or seek to advise or influence any Person with respect to the voting of any Company Voting Securities or voting securities of any of the Company’s subsidiaries in any contested solicitation except in support of the Company’s proposals or nominees;

c.           seek to call, or to request the call of, a special meeting of the Stockholders of the Company, or seek to make, or make, a Stockholder proposal at any meeting of the Stockholders of the Company or make a request for a list of the Company’s Stockholders or otherwise acting alone, or in concert with others, seek to control or influence the governance or policies of the Company;

d.            publicly disclose, or cause or facilitate the public disclosure (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of any intent, purpose, plan or proposal to obtain any waiver, or consent under, or any amendment of, any of the provisions of this Section 7.1, or otherwise publicly seek to obtain any waiver, or consent under, or any amendment of, any provision of this Section 7.1.; or

e.           enter into any arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist, or knowingly encourage, any Person in connection with any of the foregoing.

7.2.         The members of the Coalition hereby inform the Company that, as of the date of this Agreement, no Stockholders have informed the members of the Coalition that they have any present or future intention of participating in any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the 1934 Act with respect to the Company.

7.3.         Notwithstanding the foregoing, nothing in Section 6.6. or this Section 7 shall be deemed to restrict or limit the ability of members of the Coalition to (a) discuss any matter confidentially with the Company, the Board of Directors or any of its members, (b) take any action required by applicable law (whether or not otherwise restricted by this Section 7), (c) communicate, on a confidential basis, with attorneys, accountants or other advisors, (d) participate in the BDAC or exercise its rights pursuant to Section 4, (e) take any action required to be taken by any member of the Coalition pursuant to this Agreement, (f) vote its Voting Securities on any matter (except as required pursuant to Section 6.4) or, if asked, to non-publicly disclose how it intends to vote or has voted or (g) take any action with respect to the Existing Litigation.

8.          Press Release and Non-disparagement. Immediately following the Effective Time, (a) the Company and the Coalition shall issue the joint press release attached hereto as Exhibit B (the “Settlement Press Release”) and (b) the Company shall file with the SEC a Current Report on Form 8-K to disclose this Agreement in a manner consistent with the Settlement Press Release. None of the Parties nor any Affiliate of any Party shall (x) make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that contradict the statements in the Settlement Press Release; (y) otherwise make any public statements that may reasonably be understood to be disparaging of any of the other Parties or their Affiliates; or (z) issue or cause the publication of any press release or other public announcement with respect to this Agreement, without the prior written consent of the Parties (provided that the Coalition may file a copy of the Settlement Press Release or disclose the matters set forth in the Company’s 8-K disclosing this Agreement as a supplement to its proxy materials). Notwithstanding the foregoing, any Party may make any statement reasonably believed to be required by law or required in connection with the exercise of duties as a director of the Company. In addition, nothing in Section 7 or Section 8 shall prevent the Company, Glenborough, Mr. Thompson, Thompson National Properties, LLC or any of their respective Affiliates from asserting any defense, affirmative defense, claim or counterclaim, or making any argument, asking the tribunal to take judicial notice of any matter or presenting any evidence, in any court case, arbitration, mediation, regulatory investigation or other proceeding not strictly related to the proxy contest relating to the 2013 Annual Meeting or any part or aspect thereof (the “Proxy Contest”), including without limitation (a) the securities class action that is presently pending against the Company and others in federal court in California, (b) the civil action that is presently pending in state court in California relating to the termination of agreements to manage the Company’s properties, (c) any arbitration that may be commenced relating to the agreements to manage the Company’s properties and the termination thereof, (d) any civil action that may be commenced relating to any alleged breach by Mr. Thompson or any entity controlled by him of duties owed to the Company in providing services to the Company or cooperating in the transition to the Company’s new service providers, or (e) the inquiries or investigations by FINRA and the SEC that are currently ongoing against Mr. Thompson and entities controlled by him (the claims, actions, arbitrations and inquiries described in clauses (a) through (e), and the matters relating thereto, collectively, the “Existing Litigation”).

9.          Buyout of Anthony Thompson and Sharon Thompson. Concurrently herewith, Glenborough, Mr. Thompson, Ms. Thompson and Thompson National Properties, LLC have entered into the agreement attached hereto as Exhibit C, pursuant to which Glenborough has agreed to buy, and Mr. Thompson, Ms. Thompson and Thompson National Properties, LLC each have agreed to sell, all of the Company Voting Securities beneficially owned by either Mr. Thompson, Ms. Thompson or Thompson National Properties, LLC at a price of $8.00 per share.

10.         Payment of Expenses. The Company shall reimburse the Coalition for up to $200,000 of the third-party expenses it incurred in connection with the solicitation of proxies in connection with the 2013 Annual Meeting, including, without limitation, reasonable legal fees and expenses, printing and mailing expenses, and other reasonable expenses. Such payment shall be made on the date hereof via wire transfer of cash to the SRT Shareholders Coalition pursuant to the wire instructions previously provided to the Company.

11.         Representations and Warranties.

11.1.       The Company hereby represents and warrants as follows:

a.           The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

b.           This Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

11.2.       Each member of the Coalition severally, and not jointly, represent and warrant as follows:

a.           Each member of the Coalition has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

b.           This Agreement has been duly and validly authorized, executed and delivered by each member of the Coalition, constitutes a valid and binding obligation and agreement of each such member and is enforceable against each such member in accordance with its terms.

11.3.       Glenborough hereby represents and warrants as follows:

a.           Glenborough has the power and authority to execute, deliver and carry out the terms and provisions of Section 9 of this Agreement and to consummate the transactions contemplated hereby.

b.           This Agreement has been duly and validly authorized, executed and delivered by Glenborough, constitutes a valid and binding obligation and agreement of Glenborough and is enforceable against Glenborough in accordance with its terms.

12.         Releases.

12.1.          Each of the Company and Glenborough: (a) fully releases, remises, exonerates and forever and unconditionally discharges each of the Coalition and its respective Affiliates, Associates, Representatives, employees, agents and advisors (each, a “Coalition Releasee”) from any and all liability and responsibility for any and all Company Claims (as hereinafter defined); and (b) covenants and agrees not to participate in, commence or permit (to the extent within its control) the assertion or commencement of any demand, allegation, litigation, proceeding or action, including any derivative claim, relating to any Company Claim, and not to encourage, assist or cooperate with any Person in pursuing or asserting any Company Claim, whether directly or derivatively, against any Coalition Releasee. As used in this agreement, “Company Claim” means any actual or alleged liability, claim, action, suit, cause of action, obligation, debt, controversy, promise, contract, lien, judgment, account, reckoning, bond, bill, covenant, agreement, demand, of any kind or nature, loss, cost, damage, penalty or expense (including, without limitation, reasonable attorneys’ fees and expenses, and the cost of investigation and litigation), whether in law or in equity, whether known or unknown, whether matured or unmatured and whether foreseen or unforeseen, that the Company may or could have had or now or hereafter may have, for, upon, or by reason of, any matter, cause or thing whatsoever, resulting from, arising out of, relating to, connected in any way with, or alleged, suggested or mentioned in connection with, (i) the Proxy Contest or any part or aspect thereof, (ii) any action taken, or statement made, in connection with the Proxy Contest, or (iii) any action, failure to act, representation, event, transaction, occurrence or other subject matter resulting from, arising out of, relating to, connected in any way with, or alleged, suggested or mentioned, in connection with the Proxy Contest or with the actions, omissions, decisions and conduct of the Coalition or any Coalition Releasee prior to the execution of this Agreement relating to the Proxy Contest; provided, however, that for the avoidance of doubt, Company Claim shall not include any claim arising out of the performance of this Agreement or the Existing Litigation.

12.2.          Each of the Coalition parties: (a) fully releases, remises, exonerates and forever and unconditionally discharges the Company and each of its Affiliates, Associates, Representatives, employees, agents and advisors (each, a “Company Releasee”) from any and all liability and responsibility for any and all Coalition Claims (as hereinafter defined); and (b) covenants and agrees not to participate in, commence or permit (to the extent within its respective control) the assertion or commencement of any demand, allegation, litigation, proceeding or action, including any derivative action, relating to any Coalition Claim, and not to encourage, assist or cooperate with any Person in pursuing or asserting any Coalition Claim, whether directly or derivatively, against any Company Releasee. As used in this Agreement, “Coalition Claim” means any actual or alleged liability, claim, action, suit, cause of action, obligation, debt, controversy, promise, contract, lien, judgment, account, reckoning, bond, bill, covenant, agreement, demand of any kind or nature, loss, cost, damage, penalty or expense (including, without limitation, reasonable attorneys’ fees and expenses, and the costs of investigation and litigation), whether in law or in equity, whether known or unknown, whether matured or unmatured and whether foreseen or unforeseen, that any Coalition party may or could have had or now or hereafter may have, for, upon, or by reason of, any matter, cause or thing whatsoever, resulting from, arising out of, relating to, connected in any way with, or alleged, suggested or mentioned in connection with, (i) the Proxy Contest or any part or aspect thereof, (ii) any action taken, or statement made, in connection with the Proxy Contest, or (iii) any action, failure to act, representation, event, transaction, occurrence or other subject matter resulting from, arising out of, relating to, connected in any way with, or alleged, suggested or mentioned in connection with the Proxy Contest or with the actions, omissions, decisions and conduct of the Company, the Company Board or any of its committees or any other Company Releasee prior to the execution of this Agreement relating to the Proxy Contest; provided, however, that, for the avoidance of doubt, Coalition Claim shall not include (w) any claim arising out of the performance of this Agreement, (x) the Existing Litigation, (y) any indemnification rights under any agreement, the Company’s Articles of Incorporation or the Company’s Bylaws or (z) the guarantee fees, an estimate of and request of payment of which has been provided to the Company concurrently herewith.

13.         Miscellaneous.

13.1.          This Agreement constitutes the entire agreement of the Parties with respect to its subject matter and supersedes any and all prior representations, agreements or understandings, whether written or oral, between or among any of them with respect to such subject matter. This Agreement may be amended only by a written agreement duly executed by the Parties.

13.2.          All representations, warranties, covenants and agreements made by the Parties in this Agreement shall survive the date hereof until the end of the Standstill Period, at which time this Agreement shall terminate. Notwithstanding the foregoing, Sections 1, 12 and 13 shall survive the Standstill Period.

13.3.          This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland without regard to its conflict of law principles. If any Party commences a lawsuit or other proceeding relating to or arising from this Agreement, the Parties hereto agree that any federal or state court located in the State of California shall have sole and exclusive jurisdiction over any such lawsuit or proceeding. Any of these courts located in California shall be proper venue for any such lawsuit or judicial proceeding and the Parties hereto waive any objection to such venue. The Parties consent to and agree to submit to the jurisdiction of any of the foregoing courts located in California and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

13.4.          Notwithstanding any provision of this Agreement, nothing in this Agreement shall be deemed to restrict the authority of any of the Company’s directors to take any action in order to fulfill his or her duties as a director under Maryland law.

13.5.          Nothing in this Agreement shall be deemed to constitute an admission by any person. Except where necessary to enforce the terms of this Agreement, neither this Agreement nor any of the terms of this Agreement shall be admissible as evidence in any court case, arbitration or other adversarial proceeding.

13.6.          Each Party hereto hereby acknowledges and agrees, on behalf of itself and its Affiliates, that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of California, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

13.7.          This Agreement may not be assigned by any Party without the prior written consent of the other Parties. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of the Parties.

13.8.          Any waiver by any Party of a breach of any provision of this Agreement shall not be deemed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

13.9.          This Agreement may be executed in counterparts, each of which shall constitute an original but all of which shall together constitute a single instrument. A Party may deliver this Agreement via .pdf or facsimile, which delivery shall constitute delivery of an original signature to this Agreement.

13.10.         If any of the covenants or other provisions contained in this Agreement, or any part thereof, are invalid or unenforceable, it will not affect the validity or enforceability of the remaining terms of this Agreement.

13.11.         Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by the other Party in order to effectuate fully the terms and conditions of this Agreement.

14.         Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Strategic Realty Trust, Inc.

400 South El Camino Real, Suite 1100

San Mateo, California, 94402

with a copy to:

DLA Piper LLP (US)

4141 Parklake Ave, Suite 300

Raleigh, NC 27612

Attention: Robert H. Bergdolt

if to the Coalition:

SRT Shareholders Coalition

2300 E. Katella Ave, Suite 235

Anaheim, CA 92806

with a copy to:

Bingham McCutchen LLP
355 South Grand Avenue, Suite 4400
Los Angeles, CA 90071-3106

Attention: David Robbins and Janice Liu

if to Glenborough:

Strategic Property Partners, LLC

400 South El Camino Real, Suite 1100

San Mateo, California, 94402

Attention: Chip Burns

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

STRATEGIC REALTY TRUST, INC.

By:	/s/ Andrew Batinovich
Name: Andrew Batinovich
Title: Chief Executive Officer

GLENBOROUGH PROPERTY PARTNERS, LLC[1]

By:	/s/ Andrew Batinovich
Name: Andrew Batinovich
Title: Chief Executive Officer

Thompson National Properties, LLC

By:	/s/ Anthony W. Thompson
Name: Anthony W. Thompson
Title: Chief Executive Officer

Tina Aldatz

By:	/s/ Tina Aldatz
Tina Aldatz

Bernece Davis

By:	/s/ Bernece Davis
Bernece Davis

1 Glenborough Properties Partners, LLC joins in this Agreement solely for the purposes set forth in Section 2.1, 9, 11.3, 12.1, 13 and 14 hereof.

Robert Hoh

By:	/s/ Robert Hoh
Robert Hoh

James Ronald King Sr.

By:	/s/ James Ronald King Sr.
James Ronald King Sr.

Dr. David Larsen

By:	/s/ David Larsen
Dr. David Larsen

John Skeffington

By:	/s/ John Skeffington
John Skeffington

Anthony W. Thompson

By:	/s/ Anthony W. Thompson
Anthony W. Thompson

Sharon Thompson

By:	/s/ Sharon Thompson
Sharon Thompson

Schedule A

Tina Aldatz

Bernece Davis

Robert Hoh

James Ronald King Sr.

Dr. David Larsen

John Skeffington

Anthony Thompson

Sharon Thompson

Thompson National Properties, LLC

EXHIBIT A

Third Amended and Restated Bylaws of Strategic Realty Trust, Inc.

THIRD AMENDED AND RESTATED BYLAWS

OF

STRATEGIC REALTY TRUST, INC.

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of Strategic Realty Trust, Inc. (“the Corporation”) in the State of Maryland shall be located at such place as the Board of Directors of the Corporation (the “Board of Directors”) may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time set by the Board of Directors, beginning in the year 2009.

Section 3. SPECIAL MEETINGS.

(a) General. The Board of Directors or a majority of the Independent Directors (as defined in Section I.B.14 of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted May 7, 2007, (the “NASAA REIT Guidelines”)) may call a special meeting of stockholders. Except as provided in Section 3(b)(4), a special meeting of stockholders shall be held on the date and at the time and place set by whoever has called the meeting. Subject to Section 3(b), a special meeting of stockholders shall also be called by the secretary of the Corporation, to act on any matter that may properly be considered at a special meeting of stockholders, upon the written request of the holders of shares of the Corporation (the “Shares”) entitled to cast not less than ten percent of all the votes entitled to be cast on such matter at such meeting (a “Stockholder-Requested Meeting”).

(b) Stockholder-Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice in proper form to the secretary of the Corporation (the “Record Date Request Notice”) at the principal executive office of the Corporation by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). To be in proper form, the Record Date Request Notice shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it , (ii) be signed by one or more stockholders of record as of the date of signature (or his, her or their agent or agents duly authorized in a writing accompanying the Record Date Request Notice), (iii) bear the date of signature of each such stockholder (or such agent) and (iv) set forth all information relating to each such stockholder and each matter proposed to be acted on at the special meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation l4A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which such Record Date Request Notice is received by the secretary.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a special meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) in proper form and signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than ten percent of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary at the principal executive office of the Corporation. To be in proper form, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary or, if applicable, called for in the preliminary proxy statement referenced in the last sentence of Section 3(b)(1)), (ii) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), and (B) the class, series and number of all shares of stock of the Corporation which are owned of record by each such stockholder, (iv) be sent to the secretary by registered mail, return receipt requested, and (v) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the Stockholder-Requested Meeting. The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by Section 3(b)(2), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the Stockholder-Requested Meeting.

(4) Within ten days after the secretary of the Corporation actually receives (i) a valid Special Meeting Request (the “Delivery Date”) and (ii) payment from the requesting stockholders of the estimated cost of preparing and mailing the notice of the Stockholder Requested Meeting as provided in Section 3(b)(3), the secretary of the Corporation shall provide all stockholders with written notice, either in person or by mail, of such Stockholder-Requested Meeting. Such meeting shall be held at such place, date and time as may be designated by the Board of Directors in its sole discretion; provided that such date is not less than 15 days nor more than 60 days after the secretary’s delivery of such notice. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. The record date for any Stockholder-Requested Meeting shall be set by the Board of Directors in its sole discretion. Notwithstanding anything to the contrary in these bylaws, the Board of Directors may submit its own proposal or proposals for consideration at any such special meeting.

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been sent to the stockholders of the Corporation, the secretary shall refrain from sending the notice of the meeting and shall send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been sent to the stockholders of the Corporation, and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of and to cancel the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of and cancel the meeting at any time before 10 days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The secretary shall not accept, and the secretary and the Corporation shall consider ineffective, any request from any stockholder to hold a special meeting or to establish a Request Record Date that (i) does not comply with this Section 3 or (ii) proposes or includes an item of business to be transacted at such special meeting that is not a proper subject for stockholder action under the charter of the Corporation, these bylaws or applicable law.

(7) For purposes of these bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or the State of Maryland are authorized or obligated by law or executive order to close.

Section 4. NOTICE. Except as provided otherwise in Section 3 of this Article II, not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any applicable statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. A single notice shall be effective as to all stockholders who share an address, except to the extent that a stockholder at such address objects to such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any applicable statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 11(c)(3)) of such postponement or cancellation prior to the meeting.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (“the Charter”) for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. VOTING. The holders of a majority of the Shares present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the Board of Directors, vote to elect a director. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding Share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. On any uncontested matter, voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot.

Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the holder of the Shares owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF STOCK BY CERTAIN HOLDERS. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Shares. Any director or other fiduciary may vote Shares registered in his or her name in his or her capacity as such fiduciary, either in person or by proxy.

Shares directly or indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any Shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 10. INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more independent inspectors for the meeting and any successor thereto. The inspectors, if any, shall (a) determine the number of Shares represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chair of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders.

(1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may only be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting (or any amendment thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting on the election of each individual so nominated or on any such other business and who has complied with this Section 11(a). Clause (iii) of the immediately preceding sentence shall be the sole and exclusive means for a stockholder to make nominations or other business proposals before an annual meeting of stockholders (other than matters properly brought under, and to the extent required by, Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

(2) Without qualification or limitation, subject to Section 11(a)(4), for nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(3) A stockholder’s notice described in Section 11(a)(2) shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person: (A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person; (B) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder, Proposed Nominee or Stockholder Associated Person, the purpose or effect of which is to give such stockholder, Proposed Nominee or Stockholder Associated Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap, or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such stockholder, Proposed Nominee or Stockholder Associated Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such stockholder, Proposed Nominee or Stockholder Associated Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; (C) any proxy, contract, arrangement, understanding or other relationship pursuant to which such stockholder, Proposed Nominee or Stockholder Associated Person has a right to vote any shares of any security of the Corporation; (D) any short interest in any security of the Corporation (for purposes of these bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Synthetic Equity Interests held, directly or indirectly, by a general or limited partnership in which such stockholder, Proposed Nominee or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (G) any performance-related fees (other than an asset-based fee) that such stockholder, Proposed Nominee or Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s, Proposed Nominee’s or Stockholder Associated Person’s immediate family sharing the same household (which information required by this subsection (iii) shall be supplemented by such stockholder, Proposed Nominee or Stockholder Associated Person and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (H) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; and (I) any other information relating to such stockholder, Proposed Nominee or Stockholder Associated Person and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Regulation 14A (or any successor provision) of the Exchange Act; and

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this Section 11(a)(3) and any Proposed Nominee: the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee.

(4) A stockholder’s notice described in Section 11(a)(2) or Section 11(b), as the case may be, shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, promptly upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(5) Notwithstanding anything in this Section 11(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Pacific Time, on the tenth day following the day on which such public announcement is first made by the Corporation. Notwithstanding anything in this Section 11(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors is decreased after the date that a stockholder has timely provided valid notice of director nominations, such stockholder shall be permitted to amend such notice to reduce the number of directors to be nominated.  Such amendment shall be considered timely, but only with respect to the reduction in nominees created by such decrease, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Pacific Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of these bylaws, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder (other than by virtue of furnishing a revocable proxy), (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(c) General. (1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall (i) notify the Corporation of any material inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information and (ii) promptly update and supplement the information previously provided to the Corporation pursuant to this Section 11, if necessary, so that the information provided or required to be provided shall be true and correct as of the record date for the meeting and as of the date that is 10 Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive office of the Corporation. Without limiting the foregoing, upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date and (C) any other information requested by the Corporation as may reasonably be required to determine the eligibility of any Proposed Nominee to serve as an independent director of the Corporation or that would be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11 except as required pursuant to Rule 14a-8 under the Exchange Act or such similar rule promulgated by the Securities and Exchange Commission (the “SEC”) that governs the inclusion of stockholder proposals in proxy materials or consideration at a stockholders’ meeting. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these bylaws and, if any proposed nomination or other business is not in compliance with these bylaws, to declare that no action shall be taken on such nomination or other proposal, and such nomination or other proposal shall be disregarded.

(3) For purposes of this Section 11: (i) “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the SEC from time to time; and (ii) “public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Section 12. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall not apply to any acquisition by any person of Shares. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, the number of directors may be established, increased or decreased by the unanimous vote of the Board of Directors or by a vote of the stockholders, provided that the number thereof shall never be less than the minimum number required by the MGCL (or, upon the commencement of the initial public offering, three) nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the

Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority of such group.

The directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 7. VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. A majority of the Independent Directors must also approve any action of the Board of Directors to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 11. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Unless the Corporation is subject to Section 3-804(c) of the MGCL and except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors shall be filled by either (x) a majority of the remaining directors, even if such majority is less than a quorum, or (y) the stockholders; and any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. At such time as the Corporation is subject to Section 3-804(c) of the MGCL and except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors shall be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Section 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. For the years 2014 and 2015, such compensation shall not exceed $40,000 per director per year, excluding reasonable reimbursement of expenses and the vesting of any previously granted equity awards, except that the chairman or chairmen of the audit committee shall be entitled to up to an additional $2,500 per quarter. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 14. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 16. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director, officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 17. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 18. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television, radio or e-mail, and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members committees, composed of one or more directors, to serve at the pleasure of the Board of Directors. A majority of the members of each committee shall be Independent Directors.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 7. CHAIRMAN OF THE BOARD. The Board of Directors may designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and, except as provided in Section 5 of Article II of these Bylaws, of the meetings of the stockholders at which he or she shall be present. The chairman of the board shall, in consultation with the president, establish the agenda for each meeting of the Board of Directors. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Directors.

Section 8. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.

Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Directors.

Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors.

Section 13. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the chief financial officer or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 1. CERTIFICATES. Unless otherwise provided by the Board of Directors, the Corporation shall not issue stock certificates. In the event that the Corporation issues Shares represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. Upon the issuance of uncertificated Shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such Shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their Shares are represented by certificates. If a class or series of stock is uncertificated, no stockholder shall be entitled to a certificate or certificates representing any Shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the secretary of the Corporation.

Section 2. TRANSFERS. All transfers of Shares shall be made on the books of the Corporation, by the holder of the Shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such Shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated Shares is subject to the determination of the Board of Directors that such Shares shall no longer be represented by certificates. Upon the transfer of uncertificated Shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such Shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any Share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of Shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such Shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment or postponement thereof, except when the meeting is adjourned or postponed to a date more than 120 days after the record date fixed for the original meeting, in which case a new record date shall be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of Shares of each class held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors and declared by the Corporation, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

Adopted January 2014

EXHIBIT B

Settlement Press Release

Strategic Realty Trust, Inc.

Press Release	Contact:
Andrew Batinovich
(650) 343-9300
andrew.batinovich@glenborough.com

Strategic Realty Trust and SRT Shareholders Coalition Reach Agreement to End Current Proxy Contest; Todd Spitzer to be Appointed Chairman of the Board; Coalition Supports Andrew Batinovich as Director; Organizational Documents Amended to Strengthen Shareholder Rights; and “Standstill” Reached Regarding Upcoming Elections

Glenborough to Remain as Advisor and Become Largest Shareholder with Purchase of TNP Shares

San Mateo, CA, January 23, 2014: Strategic Realty Trust (“SRT” or the “Company”) announced today that it and the SRT Shareholders Coalition (“Coalition”) have signed an agreement to end their proxy contest.

The agreement calls for:

•	The Coalition to support the reelection of Andrew Batinovich, the Company’s CEO, to the Board of Directors at the Company’s upcoming February 7th shareholders’ meeting by voting for Mr. Batinovich at the shareholders’ meeting.

•	The Board of Directors to appoint Todd Spitzer to the Board to take the seat of retiring Chairman, Jack Maier, who will be named Chairman Emeritus.

•	Mr. Spitzer will be elected Chairman of the Board and Co-Chair of the Audit Committee.

•	The Company has agreed to support the nomination and reelection of Mr. Spitzer at the end of his term.

•	Mr. Batinovich will resign as CFO of the Company and the Board will appoint Ms. Terri Garnick, currently SVP of Glenborough, LLC, as CFO. Mr. Batinovich shall remain as the Company’s President, CEO and Director.

•	An affiliate of Glenborough will buy out all 133,333 shares in SRT owned by Thompson National Properties and affiliates, the Company’s former advisor and property manager, for $8 per share.

•	Anthony Thompson shall resign as a Director and the Special Committee of the Board shall be dissolved.

•	The members of the Coalition, including Anthony Thompson and Ron King, have signed standstill agreements that restrict their participation in proxy contests until June 30, 2016.

In addition the agreement calls for certain changes to the Company’s organizational documents that will reduce ongoing costs and provide for greater shareholder rights, including the following:

•	SRT’s Board of Directors has agreed to opt out of certain provisions of the Maryland Unsolicited Takeover Act (“MUTA”) such that

o	directors may be removed by the vote of a majority of the shares entitled to vote, which is the lowest vote threshold permitted under Maryland law;

o	the number of directors may be fixed by the shareholders; and

o	special meetings of shareholders may be called by fewer than a majority of the shares entitled to be cast.

•	Limiting the Director compensation for 2014 and 2015 to $40,000 per year plus any Committee Chair fees.

•	The Company has agreed to seek shareholder approval to amend its charter so that:

o	a quorum will exist, and a shareholder special meeting shall be called, with at least one-third of all the votes entitled to be cast;

o	directors can be removed without cause; and

o	vacancies on the Board of Directors may be filled by shareholders.

•	Directors may change the size of the Board only by unanimous vote.

Ron King, CEO of Centaurus Financial and a leader of the Coalition, said “I wish to personally thank Andrew Batinovich, Anthony Thompson, Jack Maier, Jeffrey Rodgers, Phil Levin and Todd Spitzer for coming together on behalf of the shareholders to forge an agreement that we hope will pave the way for a brighter future for the hard-working, everyday folks who are the owners of this Trust. I also want to thank the other members of the Coalition who donated their time and all of the registered representatives and broker dealers who expended countless hours meeting with clients and keeping them informed along the way so that we could achieve something positive for shareholders. By working together, we overcame long odds and I truly believe that SRT is better off today than when we started. Going forward, we have full confidence that Todd Spitzer will provide the oversight that shareholders expect and we intend to provide Mr. Batinovich and his team with the help that Centaurus can provide so that this REIT can succeed.”

Andrew Batinovich, the Company’s CEO, commented “It has been a true pleasure serving with Jack on the Board of SRT. Under his leadership as Chairman, we were given the support needed to accomplish a number of challenging objectives, first among them, to restore the Company to a position of financial stability and allowing the Company to focus on its objectives of building shareholder value and paying distributions to shareholders. I look forward to working with Todd, as the new Chairman, to continue to move SRT forward.”

Jack Maier said “I am very pleased to have concluded my role as Chairman of SRT and believe that I am leaving the Trust on solid footing. Over the last year we have worked tirelessly to return SRT to a position of financial stability. The REIT is now in its strongest financial position since I joined the board in 2012. I wish to thank my fellow board members and the fine people at Glenborough for their good work and dedication to SRT and its shareholders.”

In response to the agreement, Todd Spitzer commented “Over the last few months, I’ve been out meeting with shareholders, listening to their concerns, advocating for change and now I’m excited about the opportunity to serve them. As Chairman, I will work diligently with members of this Board and Glenborough and will seek input from all available resources to ensure that this Trust is working on behalf of shareholders.”

The Company’s new CFO, Terri L. Garnick, currently serves a Senior Vice President for Glenborough, LLC where she oversees all property management accounting, financial statement preparation, SEC reporting, cash management, internal audit, external audit coordination, and tax returns for the company and its investment affiliates, as well as IT and HR functions. Ms. Garnick and Glenborough have been providing accounting services to SRT since May 2013. Before joining a Glenborough affiliate in 1989, Ms. Garnick was Controller at August Financial Corporation, a real estate investment and management company and a Senior Accountant at Deloitte, Haskins & Sells. Ms. Garnick earned a CPA designation and has a BS in Accounting from San Diego State University.

The Coalition has agreed to terminate its proxy solicitation for the 2013 annual meeting and will not be voting any of the Green proxy cards.

Strategic Realty Trust, Inc. is a non-traded real estate investment trust which owns a portfolio of primarily grocery anchored shopping centers. The company's portfolio consists of 16 shopping centers containing approximately 1.6 million square feet that are anchored by such grocers as Publix, Kroger and Wal-Mart. For more information you may visit the company’s website at www.srtreit.com.

FORWARD LOOKING STATEMENTS

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are identified by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “will,” “contemplate,” “would” and similar expressions that contemplate future events. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Numerous important factors, risks and uncertainties, including, but not limited to, those contained in our documents and reports filed with the Securities and Exchange Commission (the “SEC”), affect our operating results and could cause our actual results, levels of activity, performance or achievement to differ materially from the results expressed or implied by these or any other forward-looking statements made by us or on our behalf. There can be no assurance that future results will meet expectations. You should carefully review the cautionary statements described in the documents and reports we file from time to time with the SEC, specifically our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

EXHIBIT C

Stock Purchase Agreement

PARTNERSHIP UNIT AND SHARE PURCHASE Agreement

This Partnership Unit and Share Purchase Agreement (this “Agreement”) is made as of January 22, 2014, by and among TNP Strategic Retail Advisor, LLC, a Delaware limited liability company (“TNP Advisor”), Thompson National Properties, LLC, a Delaware limited liability company (“Thompson LLC”), Sharon Thompson, as Trustee of the Sharon D. & Anthony Thompson Living Trust, Sole & Sep Property of Sharon Thompson (“Mrs. Thompson” and together with TNP Advisor and Thompson LLC, the “Thompson Parties”), Glenborough Property Partners, LLC, a Delaware limited liability company (“Assignee”), and solely for the purpose Section 7 hereof, Strategic Realty Trust, Inc., a Maryland corporation (the “Company”), solely in its capacity as the General Partner of Strategic Realty Operating Partnership, L.P., a Delaware limited partnership (the “OP”). The Thompson Parties, Assignee and the Company are collectively referred to herein as the “Parties”.

WHEREAS, TNP Advisor is the owner of 100 units of limited partnership interest of the OP (the “Transferred Units”), Thompson LLC is the owner of 22,222.22 shares of common stock, par value $0.01 per share, of the Company and Mrs. Thompson is the owner of 111,111.11 shares of the common stock, par value $0.01 per share, of the Company (the “Transferred Shares”);

WHEREAS, the Transferred Units are subject to the rights and restrictions set forth in that certain Limited Partnership Agreement of the OP, dated as of December 31, 2008, as amended (the “Partnership Agreement”);

WHEREAS, pursuant to the Partnership Agreement, the admission of Assignee as a Substituted Limited Partner of the OP is conditioned upon the consent of the Company, in its capacity as general partner of the OP; and

WHEREAS, the Thompson Parties desire to sell, and Assignee desires to purchase the Transferred Units and the Transferred Shares on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Sale of Transferred Units and Transferred Shares.

a.	At the Closing, TNP Advisor hereby irrevocably sells, conveys, assigns and transfers to Assignee: (i) all of TNP Advisor’s right, title and interest in the Transferred Units; and (ii) all other right, title and interest of TNP Advisor with respect to the Transferred Units under the Partnership Agreement, including, without limitation, all rights to capital, profits, losses thereunder and all distributions from and after the date of this Agreement (the “Unit Sale”). At the Closing, Assignee hereby (i) purchases the Transferred Units for $8.00 per share, for an aggregate cash purchase price of $800.00 (the “Unit Consideration”), (ii) accepts the assignment of the Transferred Units, and (iii) assumes all the liabilities and obligations of TNP Advisor under the Partnership Agreement with respect to the Transferred Units arising on and after the Closing.

b.	At the Closing, Thompson LLC hereby irrevocably sells, conveys, assigns and transfers to Assignee at the Closing all of its right, title and interest in 22,222.22 of the Transferred Shares (the “TNP Share Sale”). At the Closing, Mrs. Thompson hereby irrevocably sells, conveys, assigns and transfers to Assignee all of her right, title and interest in 111,111.11 of the Transferred Shares (together with the TNP Share Sale, the “Share Sale”). The Share Sale and the Unit Sale collectively are referred to as the “Sale.” At the Closing, Assignee hereby (i) purchases the Transferred Shares for $8.00 per share, for an aggregate cash purchase price of $1,066,666.67 (together with the Unit Consideration, the “Consideration”) and (ii) accepts the assignment of the Transferred Shares.

2.           Closing.

a.	The closing of the Sale (the “Closing”) and the payment of the Consideration shall occur on the date hereof.

b.	At the Closing, the Thompson Parties shall deliver to Assignee duly executed stock powers representing the Transferred Units and Transferred Shares.

c.	At the Closing, Assignee shall deliver, or cause to be delivered, to the Thompson Parties the Consideration by wire transfer to one or more bank accounts designated by the Thompson Parties.

3.           Cooperation. If at any time Assignee shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in Assignee the title to the Transferred Units or Transferred Shares, TNP Advisor and the other Thompson Parties shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title in Assignee. Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by the other party in order to effectuate the terms and conditions of this Agreement.

4.           Representations of the Thompson Parties. TNP Advisor, Thompson LLC and Mrs. Thompson hereby, severally and not jointly, represent, warrant and covenant (only with respect to representations regarding themselves) to Assignee as follows:

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a.	TNP Advisor is a limited liability company validly existing under the laws of the State of Delaware and has all requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Thompson LLC is a limited liability company validly existing under the laws of the State of Delaware and has all requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all required individual action on the part of such Thompson Party. This Agreement has been duly and validly executed and delivered by such Thompson Party, and (assuming the due authorization, execution and delivery by the other parties hereto) this Agreement constitutes the legal, valid and binding obligation of such Thompson Party, enforceable against such Thompson Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

b.	Neither (i) the execution and delivery by such Thompson Party of this Agreement, (ii) the consummation of the transactions contemplated hereby, nor (iii) compliance by such Thompson Party with any of the provisions hereof will conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (w) its Organizational Documents; (x) any contract or Permit to which such Thompson Party is a party or by which any of the properties or assets of such Thompson Party is bound; (y) any Order of any Governmental Body applicable to such Thompson Party or by which any of the properties or assets of such Thompson Party are bound; or (z) any applicable law.

c.	(i) TNP Advisor is the sole record and beneficial owner of the Transferred Units, (ii) Thompson LLC is the record and beneficial owner of 22,222.22 Transferred Shares, (iii) Mrs. Thompson is the record and beneficial holder of 111,111.11 Transferred Shares and (iv) Anthony W. Thompson may be deemed to be the beneficial owner of the Transferred Shares held by Thompson LLC because of his ownership of Thompson LLC and may be deemed to be the beneficial owner of the Transferred Shares held by Mrs. Thompson because Sharon Thompson is his spouse. Subject to compliance with applicable securities laws and the provisions of the Partnership Agreement (including as set forth in Section 6 and Section 7), such Thompson Party has the individual power and authority to sell, transfer, convey, assign and deliver its Transferred Units and/or Transferred Shares as provided in this Agreement, and such delivery will convey to Assignee good and marketable title thereto, free and clear of any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction. Except as set forth in this Section 4(c), such Thompson Party and its affiliates have no beneficial or record ownership of any equity interests in the OP or the Company.

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d.	There are no Legal Proceedings pending or, to the knowledge of such Thompson Party, threatened that are reasonably likely to prohibit or restrain the ability of such Thompson Party to enter into this Agreement or consummate the transactions contemplated hereby.

e.	No consent, waiver, approval, Order, Permit or authorization of, declaration or filing with, or notification to, any person, entity or Governmental Body is required on the part of such Thompson Party in connection with the execution and delivery of this Agreement, or the compliance by such Thompson Party with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

5.           Representations of Assignee. Assignee represents and warrants to the Thompson Parties as follows:

a.	Assignee is a limited liability company validly existing under the laws of the State of Delaware and has all requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all required limited liability company action on the part of Assignee. This Agreement has been duly and validly executed and delivered by Assignee, and (assuming the due authorization, execution and delivery by the other parties hereto) this Agreement constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

b.	Neither the execution and delivery by Assignee of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by Assignee with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the Organizational Documents of Assignee, (ii) any contract or Permit to which Assignee is a party or by which any of the properties or assets of Assignee are bound; (iii) any Order of any Governmental Body applicable to Assignee or by which any of the properties or assets of Assignee are bound; or (iv) any applicable law.

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c.	There are no Legal Proceedings pending or, to the knowledge of Assignee, threatened that are reasonably likely to prohibit or restrain the ability of Assignee to enter into this Agreement or consummate the transactions contemplated hereby.

d.	No consent, waiver, approval, Order, Permit or authorization of, declaration or filing with, or notification to, any person, entity or Governmental Body is required on the part of Assignee in connection with the execution and delivery of this Agreement, or the compliance by Assignee with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

6.           Additional Covenants and Agreements

a.	Assignee hereby acknowledges and agrees that Assignee will be subject to all of the terms and conditions of the Partnership Agreement with respect to its ownership of the Transferred Units, including, without limitation, Section 9.2 of the Partnership Agreement, which provides that Assignee may not substitute a transferee as a Limited Partner without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion.

b.	In connection with its admission as a Substituted Limited Partner of the OP with beneficial ownership of the Transferred Units as of the Closing, Assignee shall sign and deliver to the OP a counterpart signature page to the Partnership Agreement in the form attached hereto as Exhibit A.

c.	As of the Closing, Assignee shall irrevocably appoint the General Partner of the OP as its true and lawful attorney-in-fact to exercise any of the powers set forth in Section 8.2 of the Partnership Agreement.

d.	Assignee hereby acknowledges and agrees that, following the Closing, it will not sell, assign or otherwise transfer the Transferred Units or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any person or entity who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) of the Partnership Agreement and similarly agree not to sell, assign or transfer such Transferred Units or fraction thereof to any Person who does not similarly represent, warrant and agree.

7.           Company’s Consent. The Company, in its capacity as General Partner of the OP, hereby consents to the Sale and the admission, as of the Closing, of Assignee as a Substituted Limited Partner of the OP. At the Closing, the Company shall record Assignee as the owner of record of the Transferred Units on the books and records of the OP. Assignee and the Company agree that, after the Closing, none of TNP Advisor, the Company or the OP shall have any further liabilities or obligations under the Partnership Agreement.

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8.           Miscellaneous.

a.	This Agreement, and all claims or causes of action (whether based on contract, tort or any other theory) that may be based upon, arise out of or be related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts negotiated, made and performed in such state without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

b.	The parties to this Agreement hereby consent to the sole and exclusive jurisdiction of the federal or state courts located in Los Angeles, California for any action, suit, or proceeding arising out of or relating to this Agreement (including but not limited to the negotiation, validity, performance, breach or termination thereof). The parties to this Agreement further irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in the federal or state courts located in Los Angeles, CA and hereby further irrevocably and unconditionally waive and agree not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Each of the parties agrees that his, her or its submission to jurisdiction and his, her or its consent to service of process in the manner described above are made to the benefit of the other parties.

c.	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(c).

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d.	The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that any party to this Agreement shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in Los Angeles, CA and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which such party is entitled at law or in equity.

e.	No provision of this Agreement may be amended or modified except in a written document signed by the party against which enforcement is sought.

f.	Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, that Assignee shall be permitted to assign the right to acquire the Transferred Units or Transferred Shares pursuant to Section 1 to an affiliate of Assignee without the prior written consent of any other party hereto; provided, further, that no such assignment shall relieve Assignee of any of its obligations hereunder. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, Assignee and the Thompson Parties and their respective successors and assigns and is made solely and specifically for their benefit. No other person (including, for the avoidance of doubt, the Company and the OP) shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

g.	No failure or delay by any party hereto to exercise any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any agreement on the part of a party hereto to any extension or waiver with respect to any of the terms of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

h.	This Agreement and the Settlement Agreement, dated January 22, 2014, among the Company, Assignee and the Coalition (as defined therein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties hereto any rights or remedies.

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i.	This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

j.	If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event, such illegality, invalidity or unenforceability shall not affect the remainder hereof.

k.	The parties agree that the terms and language of this Agreement are the result of negotiations between the parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

l.	The representations and warranties and other agreements of the parties hereunder shall survive the Closing until the expiration of the applicable statute of limitations.

m.	Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Partnership Agreement unless the context requires otherwise.

n.	Each party shall bear its own expenses incurred or to be incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the Sale.

9.           Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, when actually received during normal business hours at the address specified in this subsection:

If to TNP Advisor, Thompson LLC or Mrs. Thompson:

c/o Thompson National Properties, LLC

3151 Airway Ave, Suite G-3

Costa Mesa, CA 92626

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with a copy to:

Bingham McCutchen LLP

355 S. Grand Avenue, Suite 4400

Los Angeles, CA

Attention: David K. Robbins and Janice A. Liu

If to Assignee:

Glenborough Property Partners, LLC

400 S. El Camino Real, Suite 1100

San Mateo, Ca 94402

If to the Company:

Strategic Realty Trust, Inc.

400 S. El Camino Real, Suite 1100

San Mateo, Ca 94402

with a copy to:

DLA Piper LLP (US)

4141 Parklake Ave, Suite 300

Raleigh, NC 27612

Attention: Robert Bergdolt

10.          Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 10:

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any department, agency, instrumentality or authority thereof, or any court.

“Legal Proceeding” means any judicial, administrative or arbitral action, investigation, suit or proceeding (public or private) by or before a Governmental Body.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Organizational Documents” means (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.

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“Permit” means any approval, authorization, consent, license, permit or certificate of a Governmental Body.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first written above.

TNP STRATEGIC Retail Advisor, llc

By:	Thompson National Properties, LLC,
Its Sole Member

By:	/s/ Anthony W. Thompson
Name: Anthony W. Thompson
Title: Chief Executive Officer

Thompson National Properties, LLC

By:	/s/ Anthony W. Thompson
Name: Anthony W. Thompson
Title: Chief Executive Officer

/s/ Sharon D. Thompson
Sharon D. Thompson, as Trustee of the Sharon D. & Anthony Thompson Living Trust, Sole and Separate Property of Sharon Thompson.

Glenborough Property Partners, LLC
A Delaware limited liability company

By:	/s/ Andrew Batinovich
Name: Andrew Batinovich
Title: Chief Executive Officer

[Signature Page to Partnership Unit and Share Transfer Agreement]

Solely for the purposes of Section 7 hereof:

STRATEGIC REALTY Trust, inc.

By:	/s/ Andrew Batinovich
Name: Andrew Batinovich
Title: Chief Executive Officer

[Signature Page to Partnership Unit and Share Transfer Agreement]

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

Glenborough Property Partners, LLC, desiring to become one of the within named Limited Partners of Strategic Realty Operating Partnership, L.P. (f/k/a TNP Strategic Retail Operating Partnership, L.P.), hereby becomes a party to the Limited Partnership Agreement of Strategic Realty Operating Partnership, L.P., as amended through the date hereof (the “Partnership Agreement”). Glenborough Property Partners, LLC agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

Glenborough Property Partners, LLC

By:	/s/ Andrew Batinovich
Name: Andrew Batinovich
Title: Chief Executive Officer

Address of Limited Partner:

400 S. El Camino Real, Suite 1100

San Mateo, Ca 94402

[Signature Page to Partnership Unit and Share Transfer Agreement]